Exhibit 4.2

Statoil ASA

Statoil Petroleum AS

Officers’ Certificate

Pursuant to Sections 102 and 301 of the Indenture

Each of the undersigned officers of Statoil ASA, a public limited company incorporated under the laws of the Kingdom of Norway (the “Company”) and of Statoil Petroleum AS, a limited company incorporated under the laws of the Kingdom of Norway (“Statoil Petroleum”), hereby certifies:

1.                                      The terms of the series of securities established under the Indenture, dated as of April 15, 2009, as supplemented by the Supplemental Indenture No. 1, dated as of May 26, 2010 (the “Indenture”), among the Company, Statoil Petroleum and Deutsche Bank Trust Company Americas, as Trustee, in the aggregate principal amount of US$650,000,000, to be entitled the 1.800% Notes due 2016, in the aggregate principal amount of US$750,000,000, to be entitled the 3.150% Notes due 2022, and in the aggregate principal amount of US$350,000,000, to be entitled the 4.250% Notes due 2041 (together, the “Notes”), are set forth in Annex A.

2.                                      That the following statements are made pursuant to the provisions of Section 102 of the Indenture:

(1)                                 Each of the undersigned has read the provisions of the Indenture setting forth conditions precedent to the authentication of the Notes, and the definitions in the Indenture relating thereto;

(2)                                 Each of the undersigned has examined resolutions of the Board of Directors of the Company and resolutions of the Board of Directors of Statoil Petroleum together with the terms set forth in Annex A;

(3)                                 In the opinion of each of the undersigned such examination is sufficient to enable us to express an informed opinion as to whether or not the conditions precedent referred to above have been complied with; and

(4)                                 Each of the undersigned is of the opinion that the conditions precedent referred to above have been complied with.

IN WITNESS WHEREOF, each of the undersigned has signed his name.

Dated: November 23, 2011	Statoil ASA

	By:	/s/ Torgrim Reitan
Name: Torgrim Reitan
Title: Chief Financial Officer

Statoil Petroleum AS

	By:	/s/ Torgrim Reitan
Name: Torgrim Reitan
Title: Chairman of the Board

Signature Page to 102/301 Officers’ Certificate

Annex A

U.S.$650,000,000 1.800% Notes due 2016:

Issuer:	Statoil ASA (“Statoil”).

Guarantor:	Statoil Petroleum AS (“Statoil Petroleum”).

Title:	1.800% Notes due 2016 (the “2016 notes”).

Total initial principal amount being issued:	$650,000,000

Issuance Date:	November 23, 2011

Guarantee	Payment of the principal of and interest on the Notes is fully guaranteed by Statoil Petroleum pursuant to Section 1401 of the Indenture.

Maturity Date:	November 23, 2016

Day Count:	30/360

Day Count Convention:	Following unadjusted.

Interest Rate:	1.800% per annum.

Date interest starts accruing:	November 23, 2011

Interest Payment Dates:	May 23 and November 23 of each year, subject to the Day Count Convention, commencing May 23, 2012.

Make-Whole Spread:	15 basis points.

Further issuances:

Statoil may, at its sole option, at any time and without the consent of the then existing noteholders, “reopen” the 2016 notes and issue an unlimited principal amount of additional 2016 notes in one or more transactions subsequent to the date of the related prospectus supplement dated November 16, 2011 with terms (other than the issuance date, issue price and, possibly, the first interest payment date and the date interest starts accruing) identical to the 2016 notes issued thereunder. These additional 2016 notes will be deemed part of the same series as the 2016 notes offered thereunder and will provide the holders of these additional 2016 notes the right to vote together with holders of the 2016 notes issued thereunder. Statoil may reopen the 2016 notes only if the additional 2016 notes issued will be fungible with the original 2016 notes for United States federal income tax purposes.

CUSIP Number:	85771PAD4

ISIN:	US85771PAD42

U.S.$750,000,000 3.150% Notes due 2022:

Issuer:	Statoil ASA (“Statoil”).

Guarantor:	Statoil Petroleum AS (“Statoil Petroleum”).

Title:	3.150% Notes due 2022 (the “2022 notes”).

Total initial principal amount being issued:	$750,000,000

Issuance Date:	November 23, 2011

Guarantee	Payment of the principal of and interest on the Notes is fully guaranteed by Statoil Petroleum pursuant to Section 1401 of the Indenture.

Maturity Date:	January 23, 2022

Day Count:	30/360

Day Count Convention:	Following unadjusted.

Interest Rate:	3.150% per annum.

Date interest starts accruing:	November 23, 2011

Interest Payment Dates:	January 23 and July 23 of each year, subject to the Day Count Convention, commencing January 23, 2012. Short first coupon.

Make-Whole Spread:	20 basis points.

Further issuances:

Statoil may, at its sole option, at any time and without the consent of the then existing noteholders, “reopen” the 2022 notes and issue an unlimited principal amount of additional 2022 notes in one or more transactions subsequent to the date of the related prospectus supplement dated November 16, 2011 with terms (other than the issuance date, issue price and, possibly, the first interest payment date and the date interest starts accruing) identical to the 2022 notes issued thereunder. These additional 2022 notes will be deemed part of the same series as the 2022 notes offered thereunder and will provide the holders of these additional 2022 notes the right to vote together with holders of the 2022 notes issued thereunder. Statoil may reopen the 2022 notes only if the additional 2022 notes issued will be fungible with the original 2022 notes for United States federal income tax purposes.

CUSIP Number:	85771P AF9

ISIN:	US85771PAF99

U.S.$350,000,000 4.250% Notes due 2041:

Issuer:	Statoil ASA (“Statoil”).

Guarantor:	Statoil Petroleum AS (“Statoil Petroleum”).

Title:	4.250% Notes due 2041 (the “2041 notes”).

Total initial principal amount being issued:	$350,000,000

Issuance Date:	November 23, 2011

Guarantee	Payment of the principal of and interest on the Notes is fully guaranteed by Statoil Petroleum pursuant to Section 1401 of the Indenture.

Maturity Date:	November 23, 2041

Day Count:	30/360

Day Count Convention:	Following unadjusted.

Interest Rate:	4.250% per annum.

Date interest starts accruing:	November 23, 2011

Interest Payment Dates:	May 23 and November 23 of each year, subject to the Day Count Convention, commencing May 23, 2012.

Make-Whole Spread:	20 basis points.

Further issuances:

Statoil may, at its sole option, at any time and without the consent of the then existing noteholders, “reopen” the 2041 notes and issue an unlimited principal amount of additional 2041 notes in one or more transactions subsequent to the date of the related prospectus supplement dated November 16, 2011 with terms (other than the issuance date, issue price and, possibly, the first interest payment date and the date interest starts accruing) identical to the 2041 notes issued thereunder. These additional 2041 notes will be deemed part of the same series as the 2041 notes offered thereunder and will provide the holders of these additional 2041 notes the right to vote together with holders of the 2041 notes issued thereunder. Statoil may reopen the 2041 notes only if the additional 2041 notes issued will be fungible with the original 2041 notes for United States federal income tax purposes.

CUSIP Number:	85771P AE2

ISIN:	US85771PAE25